SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934.

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     14a-6(e)(2)
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-12

                                 CNB CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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     previously.  Identify the previous filing by registration statement number,
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

Reaching Our Potential

Despite the dramatic economic vitality in the coastal region it serves, Conway National Bank has lagged behind its competitors in terms of key performance indicators.

CNB was founded in 1903 and its competitor, Coastal Federal Bank, was organized in 1957. As recently as 1990, CNB's net income exceeded that of Coastal Federal. But by 1997, Coastal Federal began outperforming CNB and essentially earned double our net income in 2005.*

[BAR GRAPH COMPARING NET INCOMES OF COASTAL FEDERAL WITH CONWAY NATIONAL 2001-05 DISPLAYING THE FOLLOWING DATA:

                                            2001            2002             2003            2004             2005
                                            ----            ----             ----            ----             ----
Net Income Conway National                  6,489           7,236           7,719            8,337            9,538
Net Income Coastal Federal                  9,359          10,321          11,950           16,203           18,476

]

According to the Carson Medlin Company's Independent Bank Index, which compares 25 independent banks in the Southeastern US, a hypothetical $100 investment in CNB in 2000 would have been worth $111 in 2001 and $199 in 2005. That same $100 investment in an average community bank in the index would have grown to $124 in 2001 and $252 in 2005.

Clearly, we can and should be doing better. But we need leadership with strong business credentials to realize our vision. Please vote for the "Blue Ribbon Slate" of director nominees and help keep CNB on the right path forward.

*Source: SNL Financial LC of Charlottesville Virginia. SNL compiles financial data from call reports and SEC filings on banks and thrifts.

[GROUP PHOTO OF SLATE WITH THE CAPTION:

         The Blue Ribbon Slate of director nominees are pictured with the CNB Board Chairman and President.

         From left to right, H. Buck Cutts, Chairman, CNB Corporation Board of Directors; M. Russell Holliday; George Heyward Goldfinch, Jr.; William R. Benson; Paul R. Dusenbury; and R. Phil Hucks, President, CNB Corporation and The Conway National Bank.]

                                    The
                          CNB       Conway
                                    National
                                    Bank
                          Serving Our Community Since 1903
                                 Member FDIC

Support the Blue Ribbon Slate
For a Better CNB

The  BLUE  RIBBON  SLATE of  nominees  - Bill  Benson,  Paul  Dusenbury,  George
Goldfinch  and  Russell  Holliday  --  will  bring  business   expertise  and  a
competitive spirit to the Board of Directors of CNB Corporation.

How to vote for these candidates: A shareholder of record may simply sign, date and return the BLUE proxy form or vote in person at the annual shareholders meeting on Tuesday, May 9, 2006 - 5:30 PM, at the Conway Banking Office of CNB, 1411 Fourth Ave., Conway, SC.

For Questions or to Request a Proxy Form: CNB shareholders may call Phil Hucks, president, at (843) 488-8444 or email phil.hucks@conwaynationalbank.com.

CNB Corporation security holders should read the Corporation's proxy statement because it contains important information. The proxy statement has been mailed to shareholders. Copies of the proxy statement and other relevant documents may also be obtained, free of charge, from the website of the Securities and Exchange Commission (www.sec.gov). The identity of participants in the solicitation of proxies on behalf of the Corporations' board of directors and a description of their direct or indirect interests, by securities holdings or otherwise, is contained in the Corporation's proxy statement.

                                    The
                          CNB       Conway
                                    National
                                    Bank
                          Serving Our Community Since 1903
                                 Member FDIC

April 25, 2006



Dear Fellow Shareholders:

I am not supporting the Willis and Jennings Duncan's slate of candidates for CNB Corporation directors even though they list my name on their proxy. I want to explain why.

Until last year, Conway National Bank was being run like a small family-owned business. Our lending policies were obsolete, our technology was embarrassing, our pay and employee benefits were below market, and our management style was patriarchal. We were losing market share to traditional competitors and start-ups.

Conway National has an opportunity to become one of the best banks in the southeast. We have good, loyal and experienced employees, we have a remarkably valuable base of customers and business associates, and we are blessed with a very healthy local economy.

This is not personal. This is business. The future of CNB will be decided on May 9, 2006. Do we go back to restrictive loan policies, delayed technologies, restrained employee benefits and closed family control of our company? Or do we develop our company as a modern bank that grows with our vibrant community?

Please return the enclosed BLUE proxy form to elect CNB Corporation's nominees for directors: Paul Dusenbury, George Goldfinch, Russell Holliday and me. This slate represents experienced, independent business people with high integrity. If you have sent a green proxy form, please send in the later dated BLUE form. My direct phone number is 843-488-8233. I will be pleased to receive questions or comments from you.

Sincerely,


William R. Benson
Senior Vice President and Director


WRB/vh


Enclosure